UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 8, 2017
Marathon Oil Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5153	25-0996816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5555 San Felipe Street, Houston, Texas		77056
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant's telephone number, including area code:		(713) 629-6600
Not Applicable
_____________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On March 8, 2017, Marathon Oil Corporation (“MRO”), through its wholly owned subsidiary, Marathon Oil Dutch Holdings B.V. (“Seller”), entered into a share purchase agreement (the “Purchase Agreement”) with 10084751 Canada Limited (“Shell”), an affiliate of Shell Canada Limited, and Canadian Natural Resources Limited (“CNRL” and, together with Shell, the “Purchasers”), pursuant to which MRO, through Seller, has agreed to sell all of its shares in Marathon Oil Canada Corporation, which includes MRO’s 20% non-operated interest in the Athabasca Oil Sands Project (the “Divested Business”) for USD $2.5 billion, excluding closing adjustments. Under the terms of the Purchase Agreement, USD $1.75 billion will be paid to Seller upon closing, and the remaining proceeds will be paid in the first quarter 2018. Shell Canada Limited and MRO have each provided a guarantee with respect to Shell’s and Seller’s respective obligations under the Purchase Agreement. CNRL has provided or will provide letters of credit with respect to its share of the final payment amount as well as the break fee described below. Marathon Oil Canada Corporation and Shell Canada Energy are both party to the Athabasca Oil Sands Project joint venture and related agreements.
The consummation of the transaction contemplated by the Purchase Agreement is subject to certain specified closing conditions, including receipt of regulatory approvals, no material claims prohibiting the transaction, no election to terminate due to casualty loss or pre-closing defects and the receipt of certain deliverables. The consummation of the transaction is also conditioned upon the closing of the transaction contemplated in the Purchase and Sale Agreement dated March 8, 2017, amongst Shell Canada Limited, Shell Canada Energy, and Shell Canada Resources, as vendor, and CNRL Upgrading Limited, as purchaser, and CNRL, as guarantor. Subject to the satisfaction or waiver of the foregoing conditions and the other terms and conditions contained in the Purchase Agreement, the transaction is expected to close mid-2017.
The Purchase Agreement contains representations, warranties and indemnification provisions of the parties customary for transactions of this type. Until the consummation of the transaction contemplated by the Purchase Agreement, Seller has agreed, subject to certain exceptions, to conduct its business in the ordinary course consistent with past practice.
The Purchase Agreement also contains certain termination rights for Purchasers and Seller. Under certain circumstances, termination of the Purchase Agreement provides for the surrender of the $50 million performance deposit paid by Purchasers and payment of a $100 million break fee by the Purchasers to the Seller.
The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which will be filed with the Securities and Exchange Commission as an exhibit to MRO’s Quarterly Report on Form 10-Q for the period ended March 31, 2017. The Purchase Agreement will be filed to provide investors with information regarding its terms. It is not intended to provide any other factual information about MRO or the other parties to the Purchase Agreement. The representations, warranties and covenants obtained in the Purchase Agreement were made only for purposes of the Purchase Agreement as of the specific dates therein, were solely for the benefit of the parties to the Purchase Agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in MRO’s public disclosures.

Item 2.06 Material Impairments.
In connection with the sale described above, MRO concluded the Divested Business met the criteria to be classified as held for sale in MRO’s consolidated financial statements and, as a result of the sale, will classify the Divested Business as discontinued operations. Accordingly, MRO expects to recognize after-tax non-cash charges in the range of approximately $4.8 billion to $5.0 billion in the first quarter of 2017 related to the impairment of long-lived assets associated with the Divested Business. The long-lived assets primarily consist of property, plant & equipment.

Item 7.01 Regulation FD.
MRO issued a press release dated March 9, 2017, announcing that MRO has signed an agreement to sell its Canadian subsidiary, Marathon Oil Canada Corporation, which includes MRO’s 20% non-operated interest in the Athabasca Oil Sands Project to Shell and Canadian Natural Resources for $2.5 billion, excluding closing adjustments. Under the terms of the sale, $1.75 billion will be paid to MRO upon closing and the remaining proceeds will be paid in the first quarter of 2018. MRO also announced the signing of a definitive agreement to acquire approximately 70,000 net surface acres in the Permian basin from BC Operating, Inc. and other entities for $1.1 billion, excluding closing adjustments. The acquisition includes 51,500 acres in the Northern Delaware basin of New Mexico, and current production of approximately 5,000 net barrels of oil equivalent per day. The Canadian disposition is expected to close mid-2017 and the Permian basin acquisition is expected to close in the second quarter of 2017.
The press release, furnished as Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits
99.1    Press release issued by Marathon Oil Corporation, dated March 9, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marathon Oil Corporation

March 9, 2017	By:	/s/ Gary E. Wilson
Name: Gary E. Wilson
Title: Vice President, Controller and Chief Accounting Officer

Exhibit Index
99.1    Press release issued by Marathon Oil Corporation, dated March 9, 2017.